Exhibit 99.1

News Release

Hillman Solutions Corp. Reports Fourth Quarter and Full Year 2021 Results

CINCINNATI, March 2, 2022 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”) reported today selected financial results for the year ended December 25, 2021.

Fourth Quarter 2021 Highlights
•Net sales for the fourth quarter of 2021 increased 5.3% to $344.5 million as compared to prior year quarter net sales of $327.1 million
•GAAP Net income for fourth quarter of 2021 was income of $6.5 million compared to a loss of $14.0 million in the prior year
•Adjusted EBITDA1 decreased 10.4% to $38.6 million compared to $43.1 million in the prior year quarter

Fiscal 2021 Highlights
•Net sales for the year ended December 25, 2021 increased 4.2% to $1,426.0 million as compared to $1,368.3 million in 2020
•GAAP Net loss for the year ended December 25, 2021 was a loss of $38.3 million compared to a loss of $24.5 million in 2020
•Adjusted EBITDA1 for the year ended December 25, 2021 decreased 6.2% to $207.4 million compared to $221.2 million in 2020

Doug Cahill, Chairman, President and Chief Executive Officer, stated "We closed out 2021 on sturdy footing and in line with our expectation. Our actions and investments over the past year have built a stronger Hillman and equipped our business for future growth. Now more than ever, our customers rely on Hillman to help them solve labor and logistics challenges for products that are essential to their business. We have continued to widen our moat with our customers based on our unique model of in-store service, direct to store delivery and our branded differentiated products."

Conference Call and Webcast
The Company will host a conference call to discuss the financial results for the thirteen weeks and fiscal year ended December 25, 2021 on Wednesday, March 2, 2022, at 8:30 am Eastern time. Participants may join the call by dialing 1(866)-673-2033, passcode: 5693690, a few minutes before the call start time. A live audio webcast of the conference call will also be available in a listen-only mode on the Investor Info page of the Company’s website, which is located at ir.hillmangroup.com. Participants who want to access the webcast should visit the company's website about five minutes before the call. The archived webcast will be available for replay on the company's website after the call.

About Hillman
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the federal securities law. All statements other than statements of historical fact included in this presentation are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform
1) Adjusted EBITDA is a non-GAAP financial measure. Refer to the "Reconciliation of Adjusted EBITDA” section of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Act of 1995. The Company's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including inflation, recessions, instability in the financial markets or credit markets; (2) highly competitive markets that could adversely impact financial results (3) ability to continue to innovate with new products and services; (4) seasonality; (5) large customer concentration; (6) ability to recruit and retain qualified employees; (7) the outcome of any legal proceedings that may be instituted against the Company (8) adverse changes in currency exchange rates; (9) the impact of COVID-19 on the Company’s business; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that will be included under the header “Risk Factors” included in the S-1 filed on August 25, 2021 with the Securities and Exchange Commission (“SEC”). Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this presentation to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. All estimates of financial metrics in this presentation for fiscal 2021 and beyond are current as of March 2, 2022.

Contact
VP Investor Relations
Jennifer Hills
jennifer.hills@hillmangroup.com
(513) 975-5248

HILLMAN SOLUTIONS CORP.
Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended December 25, 2021	Thirteen Weeks Ended December 26, 2020	Year Ended December 25, 2021	Year Ended December 26, 2020
Net sales	$344,491	$327,069	$1,425,967	$1,368,295
Cost of sales (exclusive of depreciation and amortization shown separately below)	205,293	191,521	859,557	781,815
Selling, general and administrative expenses	112,587	106,416	437,875	398,472
Depreciation	13,335	16,750	59,400	67,423
Amortization	15,502	14,896	61,329	59,492
Management fees to related party	—	126	270	577
Other income	(546)	(3,130)	(2,778)	(5,250)
Income (loss) from operations	(1,680)	490	10,314	65,766
Gain on change in fair value of warrant liability	(18,724)	—	(14,734)	—
Interest expense, net	11,258	19,028	61,237	86,774
Interest expense on junior subordinated debentures	—	3,152	7,775	12,707
Investment income on trust common securities	—	(95)	(233)	(378)
Loss (income) on mark-to-market adjustment of interest rate swap	—	(568)	(1,685)	601
Refinancing costs	—	—	8,070	—
Income (loss) before income taxes	5,786	(21,027)	(50,116)	(33,938)
Income tax benefit	(761)	(7,065)	(11,784)	(9,439)
Net income (loss)	$6,547	$(13,962)	$(38,332)	$(24,499)

Basic income (loss) per share	$0.03	$(0.15)	$(0.28)	$(0.27)
Weighted average basic shares outstanding	187,960	90,544	134,699	89,891

Diluted income (loss) per share	$0.03	$(0.15)	$(0.28)	$(0.27)
Weighted average diluted shares outstanding	189,822	90,544	134,699	89,891

HILLMAN SOLUTIONS CORP.
Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	December 25, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$14,605	$21,520
Accounts receivable, net of allowances of $2,891 ($2,395 - 2020)	107,212	121,228
Inventories, net	533,530	391,679
Other current assets	12,962	19,280
Total current assets	668,309	553,707
Property and equipment, net of accumulated depreciation of $284,069 ($236,031 - 2020)	174,312	182,674
Goodwill	825,371	816,200
Other intangibles, net of accumulated amortization of $352,695 ($291,434 - 2020)	794,700	825,966
Operating lease right of use assets	82,269	76,820
Deferred tax asset	1,323	2,075
Other assets	16,638	11,176
Total assets	$2,562,922	$2,468,618
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$186,126	$201,461
Current portion of debt and capital lease obligations	11,404	11,481
Current portion of operating lease liabilities	13,088	12,168
Accrued expenses:
Salaries and wages	8,606	29,800
Pricing allowances	10,672	6,422
Income and other taxes	4,829	5,986
Interest	1,519	12,988
Other accrued expenses	41,052	31,605
Total current liabilities	277,296	311,911
Long-term debt	906,531	1,535,508
Deferred tax liabilities	137,764	156,118
Operating lease liabilities	74,476	68,934
Other non-current liabilities	16,760	31,560
Total liabilities	1,412,827	2,104,031

Commitments and Contingencies	—	—
Stockholder's Equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 194,083,625 issued and 193,995,320 outstanding at December 25, 2021 and 90,934,930 issued and outstanding at December 26, 2020	20	9
Additional paid-in capital	1,387,410	565,815
Accumulated deficit	(210,181)	(171,849)
Accumulated other comprehensive loss	(27,154)	(29,388)
Total stockholder's equity	1,150,095	364,587
Total liabilities and stockholder's equity	$2,562,922	$2,468,618

HILLMAN SOLUTIONS CORP.
Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Year Ended December 25, 2021	Year Ended December 26, 2020
Cash flows from operating activities:
Net loss	$(38,332)	$(24,499)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation and amortization	120,730	126,915
Loss on dispositions of property and equipment	221	161
Impairment of long lived assets	—	210
Deferred income taxes	(21,846)	(9,462)
Deferred financing and original issue discount amortization	4,336	3,722
Loss on debt restructuring, net of third party fees paid	(8,372)	—
Stock-based compensation expense	15,255	5,125
Change in fair value of warrant liabilities	(14,734)	—
Change in fair value of contingent consideration	(1,806)	(3,515)
Other non-cash interest and change in value of interest rate swap	(1,685)	601
Changes in operating items:
Accounts receivable	15,148	(32,417)
Inventories	(137,849)	(67,147)
Other assets	3,064	(10,743)
Accounts payable	(20,253)	76,031
Other accrued liabilities	(24,131)	27,098
Net cash (used for) provided by operating activities	(110,254)	92,080
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(38,902)	(800)
Capital expenditures	(51,552)	(45,274)
Net cash used for investing activities	(90,454)	(46,074)
Cash flows from financing activities:
Borrowings on senior term loans, net of discount	883,872	—
Repayments of senior term loans	(1,072,042)	(10,608)
Borrowings of revolving credit loans	322,000	99,000
Repayments of revolving credit loans	(301,000)	(140,000)
Repayments of senior notes	(330,000)	—
Financing fees	(20,988)	—
Proceeds from recapitalization of Landcadia, net of transaction costs	455,161	—
Proceeds from sale of common stock in PIPE, net of issuance costs	363,301	—
Repayment of Junior Subordinated Debentures	(108,707)	—
Principal payments under capitalized lease obligations	(938)	(836)
Proceeds from exercise of stock options	2,670	7,340
Net cash provided by (used for) financing activities	193,329	(45,104)
Effect of exchange rate changes on cash	464	645
Net (decrease) increase in cash and cash equivalents	(6,915)	1,547
Cash and cash equivalents at beginning of period	21,520	19,973
Cash and cash equivalents at end of period	$14,605	$21,520

HILLMAN SOLUTIONS CORP.
Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP financial measures such as consolidated adjusted EBITDA and adjusted earnings per share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended December 25, 2021	Thirteen Weeks Ended December 26, 2020	Year Ended December 25, 2021	Year Ended December 26, 2020
Net income (loss)	$6,547	$(13,962)	$(38,332)	$(24,499)
Income tax (benefit)	(761)	(7,065)	(11,784)	(9,439)
Interest expense, net	11,258	19,028	61,237	86,774
Interest expense on junior subordinated debentures	—	3,152	7,775	12,707
Investment income on trust common securities	—	(95)	(233)	(378)
Depreciation	13,335	16,750	59,400	67,423
Amortization	15,502	14,896	61,329	59,492
Mark-to-market adjustment on interest rate swaps	—	(568)	(1,685)	601
EBITDA	$45,881	$32,136	$137,707	$192,681

Stock compensation expense	6,438	1,307	15,255	5,125
Management fees	—	126	270	577
Facility exits (1)	—	428	—	3,894
Restructuring (2)	339	1,475	910	4,902
Litigation expense (3)	1,833	2,066	12,602	7,719
Acquisition and integration expense (4)	2,182	7,788	11,123	9,832
Change in fair value of contingent consideration	(696)	(2,215)	(1,806)	(3,515)
Change in fair value of warrant liability (5)	(18,724)	—	(14,734)	—
Buy-back expense (6)	—	—	2,000	—
Refinancing costs (7)	—	—	8,070	—
Inventory revaluation charges (8)	—	—	32,026	—
Anti-dumping duties (9)	1,359	—	3,995	—
Adjusted EBITDA	$38,612	$43,111	$207,418	$221,215

(1)Facility exits include costs associated with the closure of facilities in Parma, Ohio, San Antonio, Texas, and Dallas, Texas.
(2)Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, stock keeping unit rationalization, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Also included is restructuring in our United Stated business announced in 2019, including severance related to management realignment and the integration of sales and operating functions. Finally, includes consulting and other costs associated with streamlining our manufacturing and distribution operations.
(3)Litigation expense includes legal fees associated with our litigation with KeyMe, Inc. and Hy-Ko Products Company LLC.
(4)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions, including the merger with Landcadia III.
(5)The warrant liabilities are marked to market each period end.
(6)Infrequent buy backs associated with new business wins.
(7)In connection with the merger,we refinanced our Term Credit Agreement and ABL Revolver. Proceeds from the refinancing were used to redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”) and the 11.6% Junior Subordinated Debentures.
(8)In the third quarter of 2021, we recorded an inventory valuation adjustment in our Hardware and Protective Solutions segment of $32.0 million primarily related to strategic review of our COVID-19 related product offerings. We evaluated our customers' needs and the market conditions and ultimately decided to exit the following protective product categories related to COVID-19; cleaning wipes, disinfecting sprays, face masks, and certain disposable gloves.
(9)Anti-dumping duties assessed related to the nail business for prior year purchases.

Reconciliation of Adjusted Earnings per Share (Unaudited)
(in thousands, except per share data)

We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations:

	Thirteen Weeks Ended December 25, 2021	Thirteen Weeks Ended December 26, 2020	Year Ended December 25, 2021	Year Ended December 26, 2020
Diluted EPS, as reported	$0.03	$(0.15)	$(0.28)	$(0.27)
Adjustments:
Stock compensation expense	0.03	0.01	0.11	0.06
Management fees	—	—	0.00	0.01
Restructuring (1)	0.00	0.02	0.01	0.05
Litigation expense (2)	0.01	0.02	0.09	0.09
Acquisition and integration expense (3)	0.01	0.09	0.08	0.11
Buy-back expense (4)	—	—	0.01	—
Anti-dumping duties (5)	0.01	—	0.03	—
Facility exits (6)	—	0.00	—	0.04
Change in fair value of warrant liability (7)	(0.10)	—	(0.11)	—
Mark-to-market adjustment on interest rate swaps	—	(0.01)	(0.01)	0.01
Refinancing charges (8)	—	—	0.06	—
Inventory valuation related charges (9)	—	—	0.23	—
Change in fair value of contingent consideration	0.00	(0.02)	(0.01)	(0.04)
Amortization expense	0.08	0.16	0.45	0.66
Income tax adjustment (10)	(0.02)	(0.03)	(0.15)	(0.10)
Total Adjustments	$0.03	$0.25	$0.79	$0.88
Adjusted diluted EPS	$0.06	$0.09	$0.51	$0.61

Diluted Shares, as reported (11)	189,822	90,544	134,699	89,891
Non-GAAP dilution adjustments
Dilutive effect of stock options and awards	—	549	1,541	750
Dilutive effect of warrants	—	—	134	—
Adjusted Diluted Shares	189,822	91,093	136,373	90,641

Note: Adjusted EPS may not add due to rounding.

(1)Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, stock keeping unit rationalization, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Also included is restructuring in our United Stated business announced in 2019, including severance related to management realignment and the integration of sales and operating functions. Finally, includes consulting and other costs associated with streamlining our manufacturing and distribution operations.
(2)Litigation expense includes legal fees associated with our litigation with KeyMe, Inc. and Hy-Ko Products Company LLC
(3)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to historical acquisitions, including the merger with Landcadia III.
(4)Infrequent buy backs associated with new business wins.
(5)Anti-dumping duties assessed related to the nail business for prior year purchases.
(6)Facility exits include costs associated with the closure of facilities in Parma, Ohio, San Antonio, Texas, and Dallas, Texas.
(7)The warrant liabilities are marked to market each period end.
(8)In connection with the merger,we refinanced our Term Credit Agreement and ABL Revolver. Proceeds from the refinancing were used to redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”) and the 11.6% Junior Subordinated Debentures.
(9)In the third quarter of 2021, we recorded an inventory valuation adjustment in our Hardware and Protective Solutions segment of $32.0 million primarily related to strategic review of our COVID-19 related product offerings. We evaluated our customers' needs and the market conditions and ultimately decided to exit the following protective product categories related to COVID-19; cleaning wipes, disinfecting sprays, face masks, and certain disposable gloves.
(10)We have calculated the income tax effect of the non-gaap adjustments shown above at the applicable statutory rate of 25.2% for the U.S. and 26.5% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.2%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense was calculated using the statutory rate of 25.2%, excluding certain charges that were non-deductible.
c.There is no tax impact to adjusted EPS related to the warrant mark to market adjustment.
d.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.2%.
(11)Diluted shares on a GAAP basis for the thirteen weeks ended December 25, 2021 includes the dilutive impact of 1,863 options and awards.